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                                                                 EXHIBIT (a)(12)

[JUNIPER LOGO]                                     STOCK OPTION EXCHANGE PROGRAM

                           FREQUENTLY ASKED QUESTIONS

The following section is designed to assist you with some of the more common questions people have in evaluating whether or not to participate in the exchange program.

WHAT IS THE STOCK OPTION EXCHANGE PROGRAM?

     Our Stock Option Exchange Program (also called the "offer") is a voluntary program permitting employees to cancel eligible stock options ("Eligible Options") and exchange them for replacement options covering the same number of shares ( "Replacement Options") that will be granted on a future date.

WHY ARE WE OFFERING THE STOCK OPTION EXCHANGE PROGRAM?

     We are offering the Stock Option Exchange Program because of the decline in the price of our common stock in recent months. We recognize that the exercise price of the majority of outstanding options to purchase our common stock is currently higher than the price of our common stock as reported on Nasdaq, which has reduced the potential value of your options and our stock option program to you. This undermines the purpose of our stock option program, which was designed to be a valuable benefit to you and to reward you for your contributions to our long-term business success. Therefore, we are offering you the opportunity to participate in this Stock Option Exchange Program. Your participation in this offer is voluntary, and we will allow you to either keep your outstanding Eligible Options at their current exercise price or cancel those Eligible Options in exchange for a Replacement Option for the same number of shares as covered by the Eligible Options that you exchanged.

ARE THERE CONDITIONS TO THE OFFER?

     The offer is subject to a number of conditions that are described in the Offer Document. However, the offer is not conditioned on a minimum number of optionholders accepting the offer or a minimum number of options being exchanged.

HOW DOES THE OFFER WORK?

     On or before the expiration date of the offer (called the "Expiration Date"), you may decide to exchange any one or all of your Eligible Options for Replacement Options. Your Replacement Options will represent the same number of shares as each Eligible Option that you exchanged. The number of Replacement Options you are granted will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration

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     Date and the Replacement Option grant date. If you elect to exchange any of your Eligible Options: (i) the formula-based options granted in 50% increments on April 4, 2001 and July 11, 2001 (that we call the "Formula Grants") will automatically be cancelled; and (ii) all other options granted to you during the six months prior to the Expiration Date will automatically be exchanged and Replacement Options will be granted for those Eligible Options, as well as the other Eligible Options that you elect to exchange in the offer.

HOW DO I KNOW WHAT I HAVE?

     You can see your grant information online at Charles Schwab & Co. OptionCenter. Go to www.schwab.com/optioncenter and click on the yellow bar in the middle of the page that says "Login to Schwab OptionCenter." (Note that if you click on the "Login" tab in the upper lefthand corner of the page you will go back to the brokerage account side where any shares that you own would be and you won't see your options information). From there you'll get to a login screen where you input your account number and password (default password is the last four digits of your SSN. You will be prompted to change that password the first time you log in). The first time you log in you will have to click through some online agreements. From there you'll get to a summary page and will see a row of tabs across the page. If you click on "All Options" you should see your grant information. Note that Schwab's system splits up vested vs. unvested options so you will see two line items for every option that has vested shares.

HOW DO I KNOW WHICH OPTIONS I HAVE ARE "ELIGIBLE OPTIONS"?

     When you go to the online Election Form, only Eligible Options will be listed. Formula Grants and options with a price lower than $10 are not eligible for the offer.

WHAT IF MY ELIGIBLE OPTIONS ARE NOT YET VESTED? CAN I EXCHANGE THEM?

     Yes. Your Eligible Options do not need to be vested in order for you to participate in the offer.

WHY DO I HAVE TO GIVE UP MY FORMULA GRANTS IF I EXCHANGE ANY OTHER ELIGIBLE OPTIONS?

     The purpose of the Formula Grants was to incentivize people holding underwater stock options. The number of options granted in the Formula Grants was based on each person's hire-date and strike price on their initial option grant. As a result, people who had higher strike prices generally received more options in the Formula Grant than people who had been with the company longer, but had much lower strike prices.

     If Formula Grants were eligible for the offer, it would mean that some people who have been with the company for a shorter time would have more shares than people who have been with the company longer, even though everyone

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     who participates in the offer will have the same strike price after the
     Replacement Options are granted. This obviously unfair result led management to conclude that the Formula Grants should be cancelled for anyone who elects to participate in the offer.

IF I DO NOT EXCHANGE ANY OF MY OPTIONS, DO I GET TO KEEP MY FORMULA GRANTS?

     Yes. If you elect not to participate in the exchange, you may keep all of your current options.

I HAVE MORE THAN ONE ELIGIBLE OPTION GRANT. DO I HAVE TO EXCHANGE ALL OF THEM IN ORDER TO PARTICIPATE IN THE OFFER?

     No. You may exchange one or more of your Eligible Options or none at all. However, if you elect to exchange any Eligible Option: (i) your Formula Grants will automatically be cancelled; and (ii) any other options granted during the six months prior to the date your Eligible Options are cancelled will automatically be exchanged and Replacement Options will be granted for them. If you choose not to exchange any of your Eligible Options, then no options will be exchanged.

CAN I EXCHANGE A PORTION OF A PARTICULAR GRANT?

     No. For any particular option grant, you must either exchange or hold the entire grant.

CAN I EXCHANGE THE UNEXERCISED PORTION OF AN ELIGIBLE OPTION THAT I HAVE PARTIALLY EXERCISED?

     The offer pertains ONLY to outstanding options -- that is -- options that have not been exercised; however, an unexercised portion of a grant that has been partially exercised is eligible for the offer.

DO I NEED TO DO ANYTHING IF I DON'T WANT TO PARTICIPATE?

     If you don't want to participate in the offer, please go to the online Election Form and click the button that says "I do not want to participate". You will receive an email confirming your decision. You may change your mind any time and as many times as you want to BEFORE the deadline. You will receive a confirming email each time you change your election.

WHAT IS THE VESTING SCHEDULE FOR THE REPLACEMENT OPTIONS?

     All of the Replacement Option grants will be vested 25% on the date of grant. The vesting schedule for remaining 75% of the Replacement Option grant is determined based on the grant date of the oldest Eligible Option that you decide to exchange. The table below shows the vesting periods.

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
     ---------------------------------------------------------------------------
     If the oldest Eligible Option
       tendered has a grant date        Vesting Schedule of Replacement Grant
     ---------------------------------------------------------------------------
               in 1999                  25% vested as of the date of new grant
                                        and 1/24 of the remainder (75%) monthly
                                        over 24 months after the grant date
     ---------------------------------------------------------------------------
        between January 1, 2000         25% vested as of the date of new grant
            and June 30, 2000           and 1/28 of the remainder (75%) monthly
                                        over 28 months after the grant date
     ---------------------------------------------------------------------------
        between July 1, 2000 and        25% vested as of the date of new grant
             December 31, 2000          and 1/32 of the remainder (75%) monthly
                                        over 32 months after the grant date
     ---------------------------------------------------------------------------
               in 2001                  25% vested as of the date of new grant
                                        and 1/36 of the remainder (75%) monthly
                                        over 36 months after the grant date
     ---------------------------------------------------------------------------


WILL I GET SEPARATE GRANTS FOR EACH OPTION I ELECT TO CANCEL?

     No. You will get one Replacement Option grant that will be for the aggregate number of shares covered by the Eligible Options that you exchanged.

WHAT HAPPENS TO THE OPTIONS I'VE ALREADY EXERCISED?

     Options that you have already exercised are no longer "options" but rather are shares that you now own outright. Shares are not eligible for the offer.

ARE THERE ANY TAX CONSEQUENCES OF THE EXCHANGE PROGRAM?

     The Offer Document contains a summary of the expected tax consequences in the U.S. and abroad. These summaries are provided to give you a general sense of the possible tax effect to you if you decide to participate in the offer and are for your convenience only. The company STRONGLY recommends that you consult your own tax professional regarding actual tax consequences and ways in which applicable taxes can be minimized.

WILL THE NEW GRANTS BE ISOS?

     No. All Replacement Options will be nonstatutory stock options, also known as "Non-quals" or "NSOs".

WHAT IF I'M ON VACATION AT THE END OF THE TENDER PERIOD AND MISS THE DEADLINE?

     Unfortunately, the deadline for making your election is NOT FLEXIBLE. We are required by federal law to close the offer exactly when we say we will, with NO EXCEPTIONS FOR ANY REASON. For that reason, you are encouraged to not wait until the last moment to make your election.
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HOW CAN I CONFIRM YOU RECEIVED MY ELECTION?

     When you make your election online, you will be provided with a confirmation that you should print out and keep for your records.

CAN I CHANGE MY ELECTION?  HOW OFTEN?

     Yes. You can change your election at any time by revising and resubmitting your online Election Form prior to the deadline. There is no limit to the number of times you can change your election prior to the deadline. However, the last Election Form you submit prior to the deadline will be the election that governs your election. You will receive a confirming email each time you submit an election.

HOW CAN I BE SURE THAT THE COMPANY WILL GRANT ME REPLACEMENT OPTIONS?

     In general, the company's acceptance of your tender of your Eligible Options constitutes an agreement to grant you Replacement Options in the future. PLEASE REMEMBER, however, that there are situations in which you would not receive a Replacement Option grant -- for example, if you resign or are terminated prior to the grant of the Replacement Options. There are other similar situations and you should read the Offer Document carefully and completely to learn more about them.

ON WHAT DATE WILL THE REPLACEMENT OPTIONS BE GRANTED?

     In order to avoid very negative accounting consequences associated with stock option repricings, we cannot grant any Replacement Options earlier than six months and one day after the Expiration Date, which is expected to be __________, unless we extend the offer. Therefore, the Replacement Options will be granted on a date not earlier than 6 months and one day after the Expiration Date.

WHAT IF THE COMPANY IS ACQUIRED BEFORE THE REPLACEMENT OPTIONS ARE GRANTED?

     If we merge with or are acquired by another entity between the Expiration Date and Replacement Option grant date, there is no guarantee that the acquiring entity will abide by the terms of the offer. Even if the acquiring entity did honor the offer, the type of security and the number of shares covered by each Replacement Option would be determined by the acquisition agreement between us and the acquiror and the ratio in which our common stock may convert into an acquiror's common stock (or other consideration) in an acquisition transaction. This means that if the company is acquired or merges with another entity, you may receive an option to acquire more or fewer shares of the acquiror's common stock (or another security) than the number of shares of our common stock that you would have received a Replacement Option for if no acquisition had occurred. It is also VERY IMPORTANT to understand that because employees are employed "at-will" (meaning that they can be terminated

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     at any time, with or without cause), an acquiring entity could terminate employees and have no obligation under the offer with respect to those employees.

WHAT IF I AM TERMINATED OR RESIGN BEFORE THE REPLACEMENT OPTIONS ARE GRANTED?

     In order to be eligible for the offer, you must be employed by the company at the Expiration Date and be holding Eligible Options. In order to receive Replacement Options, you must remain continuously employed by the company until the Replacement Option is granted. If you are terminated, resign or otherwise leave the company at any time prior to the grant of the Replacement Options, you will not be eligible to receive a Replacement Option grant.

WHAT IF I GET PROMOTED DURING THE 6 MONTH PERIOD?

     If you participate in the exchange offer, the company is unable to grant you any options for any reason prior to the grant of the Replacement Options. If your promotion occurs prior to the Replacement Option grant date and you elected to exchange any Eligible Options under this offer, any promotional option will be deferred until the Replacement Option Grant Date.

WHAT WILL THE EXERCISE PRICE BE ON MY NEW OPTIONS?

     The exercise price of the Replacement Options will be the closing price of our stock on the date that the Stock Option Committee grants the Replacement Options.

WHAT IF THE STOCK PRICE AFTER THE 6 MONTH PERIOD IS HIGHER THAN THE EXERCISE PRICE FOR THE OPTIONS I SURRENDERED? CAN I HAVE MY ORIGINAL OPTIONS BACK?

     There is no ability to "change your mind" for any reason -- even if the stock price is higher. You should carefully consider this, and all other risks set forth in the Offer Document, when deciding whether or not to participate in the exchange offer.

WHAT IF I AM GETTING A DIVORCE? DOES MY SPOUSE NEED TO DO ANYTHING IF I WANT TO PARTICIPATE IN THE OFFER?

     If you in the process of getting an divorce, it is possible that your spouse may have some kind of an ownership interest in your Eligible Options. Although Juniper Networks will not require it, you should consider getting some kind of letter or other documentation indicating that your spouse has agreed to your participation in the Offer. We recommend that you discuss this matter with the attorney that is advising you in the divorce process regarding what may be advisable for you in connection with the Offer.


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WHAT DO YOU THINK I SHOULD DO?

     Although the management of the company worked very hard to develop this exchange program and it has been approved by the Board of Directors of the company, the company does not make any recommendation with respect to any person's decision to participate in the exchange program. The facts and circumstances are different for each employee and each employee should make a fully considered, careful determination as to whether the exchange program makes sense in his or her particular case.

WHERE DO I GO IF I HAVE ADDITIONAL QUESTIONS ABOUT THIS OFFER?

     Please send your questions to Lisa Berry or Brienne Taloff. We will review these questions periodically throughout the exchange period and add the appropriate questions and answers to the Questions and Answers section of the internal website.


THIS PROGRAM AND THE INFORMATION PROVIDED ON THIS WEBSITE ARE SUBJECT TO AND GOVERNED BY THE OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION, ALONG WITH OTHER MATERIALS. THOSE MATERIALS ARE AVAILABLE FREE OF CHARGE, EITHER FROM THE COMPANY OR AT THE SEC WEBSITE AT www.sec.gov. THESE MATERIALS ARE IMPORTANT AND YOU ARE URGED TO READ THEM CAREFULLY.